Exhibit 99.2

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES 30% INCREASE IN QUARTERLY DIVIDEND

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VA. - July 29, 2015 – The board of directors of Middleburg Financial Corporation (NASDAQ – MBRG) today announced a $0.13 per common share cash dividend for shareholders of record as of August 14, 2015, and payable on August 28, 2015. This represents a dividend increase of $.03 or 30% per share. Gary R. Shook, President and Chief Executive Officer of Middleburg Financial Corporation commented, “We are certainly quite pleased to pass along a portion of our improved earnings in the form of a dividend increase for our shareholders. With this increase we are comfortable that we are well capitalized and able to handle the Company’s continued growth going forward.”

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.